SEC13F.LNS                  ROANOKE ASSET MANAGEMENT

                             FORM 13F SUMMARY PAGE
                              AS OF DATE: 12/31/02
                         RUN DATE: 01/24/03 11:47 A.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        0

FORM 13F INFORMATION TABLE ENTRY TOTAL:   106

FORM 13F INFORMATION TABLE VALUE TOTAL:   $205,949,000



LIST OF OTHER INCLUDED MANAGERS:

NO.   13F FILE NUMBER      NAME